UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Employment Agreement (defined below) set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 20, 2018, General Cannabis Corp (the “Company”) issued a press release announcing revenues for the quarter ended December 31, 2017, and the elimination of debt. A copy of the press release issued by the Company is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2018, the board of directors (the “Board”) of the Company appointed Joe Hodas, 47, as the Chief Operating Officer of the Company, with such appointment effective March 1, 2018.

Prior to his appointment as Chief Operating Officer of General Cannabis Corp., Mr. Hodas served as Principal of his consulting firm, CXjoe, LLC, where he assisted multiple early stage start-up companies in a shared executive role ranging from business development to operations and marketing.  From January, 2014 until December 2017, Mr. Hodas was Chief Marketing Officer at Dixie Brands, Inc., where he was responsible for the overall brand development and national expansion of three brands including Dixie Elixirs and Edibles, Therabis and Aceso.  Before joining Dixie Brands, Inc., Mr. Hodas served as Executive Vice President of Channels for Colorado marketing and advertising agency Vladimir Jones from December 2008 to January 2014. In that role, he managed a team of about 20 employees focused on all areas of paid, owned and earned media, while also helping grow the company’s overall revenue. In addition, over the past decade Mr. Hodas has served in various leadership roles for well-regarded brands such as Smashburger, Quiznos and Frontier Airlines. Joe earned a Master of Sciences in Public Relations and Marketing from the University of Denver. He holds a Bachelor of Arts from The University of Texas at Austin.  There are no reportable family relationships or related person transactions involving the Company and Mr. Hodas.

In connection with his appointment, on February 21, 2018, Mr. Hodas entered into an Employment Agreement with the Company (the “Employment Agreement”) pursuant to which, on February 21, 2018, he was granted options to purchase 300,000 shares of the Company’s common stock, one-third of which vest each year on the anniversary date of such grant date, under the Company’s 2014 Equity Incentive Plan (the “Plan”).  The exercise price of the stock options is $x.xx, which was the closing price of the Company’s common stock on February 21, 2018.  Pursuant to the Employment Agreement, Mr. Hodas will also receive quarterly grants of options to purchase an additional 25,000 shares of the Company’s common stock under the Plan each quarter during the term of his employment, beginning in the second quarter of 2018, with a vesting period of one year and an exercise price equal to the stock price on the date of grant.

Pursuant to the Employment Agreement, Mr. Hodas’s base salary will initially be $195,000 per annum, subject to increase in the Board’s sole discretion, and Mr. Hodas will be eligible for an annual discretionary bonus based on his achievement of pre-established performance goals or other criteria as established by the Board in its sole discretion.  The Employment Agreement provides that Mr. Hodas’s employment is at-will and not for any specified period and may be terminated by either Mr. Hodas or the Company at any time, with or without cause.  Pursuant to the terms and conditions contained in the Employment Agreement, in the event of Mr. Hodas’s termination without cause, Mr. Hodas will be entitled to receive severance compensation in an amount equal to six months of his annual base salary at the time of such termination.  The Employment Agreement contains standard confidentiality provisions as well as a non-competition restriction during the term of Mr. Hodas’s employment and for a period of six months thereafter.  The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Hodas is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated February 21, 2018, between Joe Hodas and General Cannabis Corp
99.1	Press release dated February 20, 2018
99.2	Press release dated February 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 23, 2018

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer